Exhibit 10.26
CPG Finance, Inc. Stock Option
Grant Agreement

This Grant Agreement, dated as of February 13, 2012 (the "Effective Date"), evidences the grant of an option pursuant to the provisions of the 2005 Stock Option Plan (the "Plan") of CPG Finance, Inc. (the "Company") to the individual whose name appears below (the "Optionee"), covering the specific number of shares of Non-Voting Common Stock (the "Shares") set forth below and on the following terms and conditions:

1.    Name of the Optionee: Duane Owens

2.    Number of Shares subject to this option: 1,000

3.    Exercise price per Share subject to this option: $84.98

4.    Date of grant of this option: February 13, 2012

5.    Type of option: Non-qualified Option

6.	Vesting: 1/2/13; 1/2/14; 1/2/15; 1/2/16; 1/2/17

a.
Except as otherwise expressly provided in Section 6 b. hereof, 20% of the total number of Shares subject to this option shall vest as of January 2nd of each year (commencing on the first such date occurring after the Effective Date and ending on the fifth such date occurring after the Effective Date).

b.
Notwithstanding anything to the contrary contained in Section 6 a. hereof, 100% of the total number of Shares subject to this option shall vest immediately prior to the consummation of a Change in Control (as defined in Section 6 d. below) in connection with which the consideration paid to the Company or to its stockholders, as the case may be, consists primarily of cash (as determined by the Board of Directors in its sole discretion).

c.
Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term, (y) on and after the start of the date on which the Optionee's employment terminates for Cause (as defined in the Plan), and (z) on and after the start of the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto, (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at the time or times specified in Section 7 below.

d.
For purposes of this Section 6, "Change in Control" shall mean (i) any consolidation, merger or other transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company's outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert or (ii) any sale or transfer of all or substantially all of the Company's assets (excluding, however, for this purpose any real estate "sale-lease back" transaction); provided, however, that the term "Change in Control" shall not include transactions either (x) with affiliates of the Company or Sun Capital Partners, Inc. ("Sun") (as determined by the Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless

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the transaction also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company's assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including Internal Revenue Service Notice 2005-1) promulgated thereunder.

7.	The vested portion of this option can be exercised only on the earliest of the following dates:

a.	February 13, 2022;

b.	the date of the consummation of a Change in Control; or

c.
the date on which the Optionee's employment terminates provided that if the Optionee's termination of employment is not voluntary or is due to death or Disability (as defined in the Plan) any portion of the option exercisable pursuant to this Section 7(c) may be exercised on any date within 30 days following the date on which the Optionee's employment terminates.

8.
The permitted exercise events specified in Section 7 are intended to comply with the provisions of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company may reduce or expand the period of time following an event in which the vested portion of the option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Code Section 409A(a)(2). In addition, the Company may make any other changes to this Grant Agreement it determines are necessary to comply with the provisions of Code Section 409A(a)(2).

9.
The Optionee agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements.

10.
The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

11.
If the Optionee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

12.
The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including, without limitation, the repurchase provisions of Paragraph 20 of the Plan) and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

13.
The Optionee hereby acknowledges, agrees and confirms that, upon his or her exercise of this option, the Optionee will be deemed to be a party to the Stockholders' Agreement attached hereto as Annex D and shall have all of the rights and obligations of the "Minority Stockholders" thereunder as if the Optionee had executed the Stockholders' Agreement. The Optionee hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders' Agreement.

Nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for cause or without cause) without liability to the Company or any of its Subsidiaries or affiliates.

Accepted and Agreed:

CPG Finance, Inc.

/s/ Duane Owen                 By: /s/ Miles W. McHugh
Duane Owens    Name:    Miles W. McHugh
Title:    Chief Financial Officer

Attachments:    Annex A (Covenants and Agreements of Optionee)
Annex B (Form of Exercise Notice)
Annex C (The Plan)
Annex D (Stockholders' Agreement)

ANNEX A

COVENANTS AND AGREEMENTS OF OPTIONEE

1.    Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company's business and operations. Optionee agrees that Optionee will not, whether during Optionee's service as an employee of Sun Capital Partners, Inc. or its affiliates ("Sun Capital") or the Company or its Subsidiaries or at any time thereafter, divulge, communicate, or use to the detriment of Sun Capital or the Company and their respective affiliates (the "Group") or any other person, firm or entity, confidential information or trade secrets relating to any member of the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analyses, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to any member of the Group. The foregoing confidentiality agreement shall not apply if Optionee can show that the communication (i) is required in the course of performing Optionee's duties as an employee of Sun Capital or the Company or its Subsidiaries, (ii) is made with the Board of Directors' written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iv) is required by law or judicial or administrative process.

2.    During Optionee's service as an employee of the Company or its Subsidiaries and for the two-year period thereafter, Optionee shall not, to the detriment of any of the Company or its Subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, employ, engage, retain, solicit, recruit or enter into a business affiliation with any person who at any time during the preceding 12-month period was an employee of any of the Company or its Subsidiaries, or attempt to persuade any such person to terminate such person's employment with any of the Company or its Subsidiaries, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or at-will. If the Optionee is or becomes an employee of Sun Capital, then the covenants in this paragraph 2 shall apply to the Group, in each instance to the same extent as applicable to the Company and/or its Subsidiaries.

3.    During Optionee's service as an employee of the Company or its Subsidiaries and for the one-year period thereafter (or such longer period as may be provided in an severance or separation benefit agreement between the Company or its Subsidiaries and the Optionee), Optionee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, solicit or otherwise attempt to take away any supplier, vendor, or customer of any member of the Group who Optionee solicited or did business with on behalf of the Company or its Subsidiaries.

4.    During Optionee's service as an employee of the Company or its Subsidiaries and for the one-year period thereafter thereafter (or such longer period as may be provided in an severance or separation benefit agreement between the Company or its Subsidiaries and the Optionee), Optionee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of the Company or its subsidiary or parent companies (collectively, the "Company Business") anywhere in the United States of America or any other country in which the Company Business was conducted or related sales were effected during the preceding two years. THIS PARAGRAPH 4 WILL NOT APPLY AND WILL NOT BE ENFORCED BY THE COMPANY WITH RESPECT TO POST-TERMINATION ACTIVITY BY OPTIONEE THAT OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.

5.    Optionee acknowledges that Optionee's service as an employee of Sun Capital or the Company or its Subsidiaries, as the case may be, and the agreements herein are reasonable and necessary for the protection of Sun Capital and the Company and its Subsidiaries and are an essential inducement to the Company's grant of the Option. Accordingly, Optionee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

6.    Optionee acknowledges that the services to be rendered by Optionee to the Company or its Subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof Optionee agrees and consents that if Optionee violates the provisions of this Annex, Sun Capital and the Company, in addition to any other rights and remedies available under this Contract or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting Optionee from committing or continuing any such violation.

ANNEX B

2005 Stock Option Plan of CPG Finance, Inc.

Notice of Exercise of Stock Option

1.    Exercise of Option. Pursuant to the 2005 Stock Option Plan of CPG Finance, Inc. (the "Plan") and my agreement with CPG Finance, Inc. (the "Company") dated February 13, 2012 (the "Grant Agreement"), I hereby elect to exercise my nonqualified stock option (the "Option") to the extent of ____________ shares of Non-Voting Common Stock of the Company (the "Shares").

2.    Delivery of Payment. I hereby deliver to the Company a cashier's check in the amount of $_________ in full payment of the purchase price of the Shares [determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option] and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3.    Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

(a)    I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

(b)    I am aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c)    I understand that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d)    I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)    I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.
(f)    I understand that any Shares purchased hereunder shall be subject to the Stockholders' Agreement of the Company dated as of December 8, 2005, as it may be amended from time to time ("Stockholders' Agreement"), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I execute the attached signature page of the Stockholders' Agreement, agreeing to be bound thereby. I have had a full and fair opportunity to review the Stockholders' Agreement prior to exercising the Option.

(g)    I understand that the certificate representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY

STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE COMPANY'S STOCK OPTION PLAN. SUCH RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 8, 2005, AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE STOCKHOLDERS OF CPG FINANCE, INC., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(h)    I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

(i)    I am presently an employee of the Company, or my employment has been terminated involuntarily or due to death or Disability (as defined in the Plan) within the past 30 days.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Submitted by the Optionholder:

Date:                         By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

CPG Finance, Inc.

By:

Print Name:

Title:

Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant's personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant's personal representative under applicable local law governing decedents' estates.

ANNEX C

2005 STOCK OPTION PLAN

ANNEX D

STOCKHOLDERS' AGREEMENT